Exhibit 99.1

Motorsport Games Enters into Equity Purchase Agreement

MIAMI, December 9, 2022 — Motorsport Games Inc. (NASDAQ: MSGM) (“Motorsport Games” or the “Company”) today announced that the Company has entered into a purchase agreement (the “Agreement”) with an investor for up to $2 million, which amount may increase at the Company’s option to $10 million.

Under the terms and conditions of the Agreement, the Company has the right, but not the obligation, to sell to the investor up to $2 million of its shares of common stock, which amount may increase at the Company’s option to up to $10 million in shares, until December 31, 2023, subject to certain limitations. Any shares of common stock that is sold to the investor will occur at a purchase price that is determined in part by prevailing market prices at the time of each sale. The investor has agreed not to cause or engage in any short selling or hedging of the Company’s common stock. The Company issued common shares to the investor as consideration for the investor’s commitment to purchase the Company’s common stock under the Agreement.

“We are pleased to enter into the purchase agreement and expect to use the proceeds, as available, for product development and other business purposes. This transaction provides us with additional financial flexibility as we continue to execute on our business plan,” said Dmitry Kozko, CEO and Executive Chairman of Motorsport Games.

The foregoing summary of the Agreement is incomplete, and further details relating to the Agreement, including additional terms and conditions, and this transaction will be contained in the Current Report on Form 8-K the Company intends to file with the Securities and Exchange Commission later today.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

The offering of the securities described in this press release is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-262462) (the “Registration Statement”), and the related base prospectus included in the Registration Statement, as supplemented by a prospectus supplement to be filed with the SEC on or about December 9, 2022. Copies of the prospectus supplement and accompanying prospectus may be obtained when filed with the SEC at the SEC’s website at www.sec.gov.

About Motorsport Games:

Motorsport Games, a Motorsport Network company, is a leading racing game developer, publisher and esports ecosystem provider of official motorsport racing series throughout the world. Combining innovative and engaging video games with exciting esports competitions and content for racing fans and gamers, Motorsport Games strives to make the joy of racing accessible to everyone. The Company is the officially licensed video game developer and publisher for iconic motorsport racing series across PC, PlayStation, Xbox, Nintendo Switch and mobile, including NASCAR, INDYCAR, 24 Hours of Le Mans and the British Touring Car Championship (“BTCC”), as well as the industry leading rFactor 2 and KartKraft simulations. rFactor 2 also serves as the official sim racing platform of Formula E, while also powering F1 Arcade through a partnership with Kindred Concepts. Motorsport Games is an award-winning esports partner of choice for 24 Hours of Le Mans, Formula E, BTCC, the FIA World Rallycross Championship and the eNASCAR Heat Pro League, among others. Motorsport Games is building a virtual racing ecosystem where each product drives excitement, every esports event is an adventure and every story inspires.

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FORWARD-LOOKING STATEMENTS

Certain statements in this press release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Motorsport Games and are difficult to predict. Examples of such risks and uncertainties include, without limitation, sales of shares under the Agreement impacting the price of the Company’s Class A common stock, inability to raise funds under the Agreement due to certain limitations under the Agreement, and less than expected results from the proceeds raised from any transaction under the Agreement. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in Motorsport Games’ filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, its Quarterly Reports on Form 10-Q filed with the SEC during 2022, as well as in its subsequent filings with the SEC. Motorsport Games anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Motorsport Games assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Motorsport Games’ plans and expectations as of any subsequent date.

Website and Social Media Disclosure:

Investors and others should note that we announce material financial information to our investors using our investor relations website (ir.motorsportgames.com), SEC filings, press releases, public conference calls and webcasts. We use these channels, as well as social media and blogs, to communicate with our investors and the public about our company and our products. It is possible that the information we post on our websites, social media and blogs could be deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the websites, social media channels and blogs, including the following (which list we will update from time to time on our investor relations website):

Websites	Social Media
motorsportgames.com	Twitter: @msportgames & @traxiongg
traxion.gg	Instagram: msportgames & traxiongg
motorsport.com	Facebook: Motorsport Games & traxiongg
LinkedIn: Motorsport Games
Twitch: traxiongg
Reddit: traxiongg

The contents of these websites and social media channels are not part of, nor will they be incorporated by reference into, this press release.

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